Energy Transfer Equity & Energy Transfer Partners ETE Acquisition of ETP August 2, 2018 Exhibit 99.2

Additional Information and Where to Find It SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT REGARDING THE TRANSACTION CAREFULLY WHEN IT BECOMES AVAILABLE. These documents (when they become available), and any other documents filed by ETE or ETP with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETE or ETP at the numbers and addresses set forth below: Energy Transfer Equity, L.P. Energy Transfer Partners, L.P. 8111 Westchester Drive, Suite 600 Dallas, TX 75225 Attn: Investor Relations Phone: (214) 981-0700 InvestorRelations@energytransfer.com Forward-Looking Statements This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. ETE and ETP cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue, DCF and EBITDA growth, and volatility in the price of oil, natural gas, and natural gas liquids. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by ETE and ETP with the Securities and Exchange Commission (the “SEC”), which are available to the public. ETE and ETP undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise. The information contained in this press release is available on ETE’s and ETP’s website at www.energytransfer.com. Participants in the Solicitation ETE, ETP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the directors and executive officers of ETE is contained in ETE’s Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018. Information regarding the directors and executive officers of ETP is contained in ETP’s Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement/prospectus. No Offer or Solicitation This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the proposed merger or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Legal Disclaimer

Transaction Overview TRANSACTION CREATES ~$90 BILLION ENTERPRISE UNDER A SIMPLIFIED STRUCTURE WITH ENHANCED FINANCIAL FLEXIBILITY AND LOWER COST OF CAPITAL Energy Transfer Equity, LP (“ETE”) and Energy Transfer Partners, LP (“ETP”) have entered into a merger agreement providing for the acquisition of ETP by ETE for $27 billion in ETE stock 1.280x ETE common units for each public ETP common unit, implying a price of $23.59 per unit based on ETE’s closing price immediately prior to the announcement of the transaction Represents an 11% premium to the previous day’s ETP closing price and a 15% premium to 10-day VWAP Transaction expected to be immediately accretive to ETE’s distributable cash flow per unit Expect to maintain ETE distribution per unit and significantly increase cash coverage and retained cash flow ETP unitholders to benefit from stronger pro forma cash distribution coverage and reduced cost of capital Expect the pro forma partnership to receive investment-grade credit ratings ETP’s incentive distribution rights will be eliminated Transaction subject to customary approvals, including the approval by a majority of the unaffiliated ETP unitholders The transaction is expected to close in Q4 2018

Strategic Rationale Simplifies Ownership structure Transaction will simplify Energy Transfer’s corporate structure Further aligns economic interests within the Energy Transfer family Responsive to investor sentiment regarding structural evolution of midstream sector Eliminates idr burden and Improves cost of capital Removing the growing IDR burden for ETP will reduce the cost of equity for the combined entity Improved cost of capital promotes the ability to compete for organic growth and strategic opportunities Longer-term distribution sustainability Increased distribution coverage provides distribution stability and long-term growth prospects ~1.6x – 1.9x pro forma distribution coverage ratio enhances funding optionality and reduces reliance on capital markets Increases Retained cash flow and enhances credit profile Increases retained cash flow to accelerate deleveraging ETE pro forma expected to generate $2.5 – $3.0 billion of excess retained cash flow per annum Reduces common and preferred equity funding needs Expect the pro forma partnership to receive investment-grade credit ratings illustrative Transaction Structure ETE acquires all of the outstanding public LP units in ETP in a unit-for-unit exchange at a fixed exchange ratio of 1.280x ETP debt and preferred equity remain in place The general partner of ETE will be issued new Class A units of ETE such that the general partner and its affiliates will retain their current voting interest in ETE The Class A units will not be entitled to cash distributions and otherwise have no economic attributes The Class A units are not convertible or exchangeable for ETE common units ETE expects to refinance its term loan and revolver at which point its senior notes become unsecured No change of control triggered in ETE’s existing notes 1 2 3 Energy Transfer Equity (NYSE: ETE) Public ETP Unitholders LE GP Public ETE Unitholders Management / Insider 1 2 Energy Transfer Partners (NYSE: ETP) 3 ETP Bondholders ETP Preferred Equityholders

Enhanced Pro Forma Balance Sheet and Liquidity Position 63-63-63 222-222-222 66-68-86 0-32-96 237-187-63 189-211-225 196-101-45 127-127-127 92-146-181 Expect to maintain ETE distribution per unit at current level Meaningfully higher retained cash flow to drive further deleveraging ~$2.5 – $3.0 billion per year of distribution coverage expected ~1.6x – 1.9x expected coverage ratio Expect to fund majority of growth capex with retained cash flow Target leverage metrics consistent with strong investment grade ratings Ample liquidity through $5 billion credit facility to provide balance sheet flexibility CONSERVATIVE AND FLEXIBLE FINANCIAL POLICY DEBT EXCHANGE OVERVIEW SIMPLIFIED FINANCIAL STRUCTURE STRENGTHENS BALANCE SHEET AND CREDIT PROFILE AND POSITIONS THE COMPANY FOR FUTURE GROWTH Refinance Term Loan and Revolver ETE expects to make exchange offer of ETE Notes into ETP Notes Term loan / Credit Facility Lenders Energy Transfer Equity (NYSE: ETE) Energy Transfer Partners (NYSE: ETP)

Ete Class a unit overview Under the ETE partnership agreement, the general partner of ETE, LE GP, has a contractual right to purchase common units from ETE whenever ETE issues common units so that LE GP can maintain its and its affiliates’ collective equity interest percentage in ETE LE GP and its affiliates currently own approximately 31.0% of the outstanding ETE common units, and following the merger, would own approximately 13.5% of the outstanding ETE common units if it did not exercise its preemptive rights In connection with the ETP merger, LE GP will agree to waive its preemptive right to purchase additional ETE common units as partial consideration for the issuance of a new series of Class A units to LE GP Summary terms of Class A units Represent limited partner interest in ETE that will not be entitled to any cash distributions and will have no other economic attributes Class A units will be entitled to one vote per Class A unit and will vote together with ETE common units as a single class The number of Class A Units issued to LE GP will be such that LE GP and its affiliates will maintain their combined current voting interest in ETE following the issuance of ETE common units in the merger For as long as Kelcy Warren continues as a director or officer of LE GP, upon issuance of additional common units following the closing of the merger, ETE will issue additional Class A Units to LE GP such that the Class A Units will continue to represent, in the aggregate, the same voting interest as they represent upon the closing of the merger